Exhibit 10.6

CONVERSION LOCK-UP AGREEMENT

June __, 2024

DigiAsia Corp.

One World Trade Center
Suite 8500
New York, NY 10007

Re.	Class B Convertible Promissory Notes

Ladies and Gentlemen:

The undersigned is a holder of a Class B convertible promissory note (each, a “Class B Note”) of DigiAsia Corp., an exempted company incorporated under the laws of Cayman Islands (the “Company”) issued pursuant to the terms of that certain Securities Purchase Agreement, dated June __, 2024, by and among the Company, the undersigned, and certain others (the “Purchase Agreement”), and understands that certain Class A convertible promissory notes (each, a “Class A Note”) were issued pursuant to the terms of the Purchase Agreement to one or more other holders (each, a “Class A Note Holder”) in addition to the Class B Notes. Capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement, the Class A Note, or the Class B Note, as applicable.

In consideration of the Company’s entrance into the Purchase Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Class A Note Holders and the other purchasers party to the Purchase Agreement, that it will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, convert any portion of its Class B Note in excess of the applicable Conversion Limit. For purposes of this letter the “Conversion Limit” shall mean the undersigned’s pro rata portion (based on the principal amount of its Class B Note relative to the aggregate principal amount of all of the Class B Notes) of fifty percent (50%) of the aggregate amounts converted under the Class A Notes by the Class A Note Holders pursuant to any Conversion Notices under the Class A Notes submitted by the Class A Note Holders to the Company and the Representative (as hereinafter defined). For the avoidance of doubt, the right of a Class A Note Holder to convert any Class A Note, will not be subject to, or limited by, any failure to submit a Conversion Notice in respect of a Class A Note to the Representative.

For purposes of this letter agreement “Lock-Up Period” shall mean the period beginning on the date of the issuance of the undersigned’s Class B Note and on the date that all Class A Notes have either been repaid or converted in full.

In connection with the Purchase Agreement and the conversion mechanics set forth above, the undersigned hereby irrevocably constitutes and appoints [_______] (the “Representative”) as the undersigned’s agent and attorney-in-fact for and on behalf of the undersigned, with full power of substitution, to act in the name, place and stead of the Holder, with respect to any matter relating to or under this Lock-Up Agreement, including; (i) initiating or refraining from initiating or disputing or to refraining from disputing any claim under this Lock-Up Agreement; (ii) negotiating, compromising and resolving any dispute which may arise under this Lock-Up Agreement; (iii) exercising or refraining from exercising remedies available under this Lock-Up Agreement and to sign any release or other document with respect to such dispute or remedy; (iv) giving and receiving all notices required to be given relating to the Lock-Up Agreement; (v) taking any and all actions and making any and all decisions required or permitted to be taken or made by the Representative under this Lock-Up Agreement; and (vi) taking any and all actions necessary or appropriate in furtherance of or for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of the undersigned. The power of attorney granted in this paragraph by the undersigned to the Representative is coupled with an interest and is irrevocable, may be delegated by the Representative and shall survive the death or incapacity of the undersigned. No bond shall be required of the Representative. The Representative shall be entitled to engage outside legal counsel, accountants, consultants, experts or other advisors as the Representative deems necessary or appropriate in connection with performing its duties or exercising its rights under this Lock-Up Agreement. The Representative shall not be liable for any action taken in good faith pursuant to the advice of counsel or accounting specialist.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Conversion Lock-Up Agreement and that this Conversion Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Conversion Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Conversion Lock-Up Agreement by facsimile or e-mail .pdf transmission shall be effective as the delivery of the original hereof.

[signature page follows]

Very truly yours,

Signature:
Name (printed):
Title (if applicable):
Entity (if applicable):

3